Exhibit 99.01

News Release

Investor Contact:

Stan Finkelstein

Investor Relations

(925) 290-4321

ir@formfactor.com

FormFactor, Inc. Reports Third Quarter Results

LIVERMORE, Calif. — October 27, 2011 — FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the third quarter of fiscal 2011 that ended on September 24, 2011. Quarterly revenues were $52.1 million, up 12% from $46.6 million in the second quarter of fiscal 2011, and up 10% from $47.3 million in the third quarter of fiscal 2010.

On a GAAP basis, net loss for the third quarter of fiscal 2011 was $9.9 million or $(0.20) per fully-diluted share, compared to a net loss for the second quarter of fiscal 2011 of $7.7 million or $(0.15) per fully-diluted share, and a net loss for the third quarter of fiscal 2010 of $95.8 million or $(1.90) per fully-diluted share.

On a Non-GAAP basis, net loss for the third quarter of fiscal 2011 was $6.2 million or $(0.12) per fully-diluted share, compared to a net loss for the second quarter of fiscal 2011 of $8.9 million or $(0.17) per fully-diluted share, and a net loss for the third quarter of fiscal 2010 of $27.7 million or $(0.55) per fully-diluted share.

Cash usage excluding stock repurchases for the third quarter was $3.1 million, compared to cash usage of $8.0 million for the second quarter of fiscal 2011 and cash usage of $26.2 million for the third quarter of fiscal 2010.

“We continued to make progress on our turnaround plan in Q3 despite a challenging DRAM environment,” said Tom St. Dennis, CEO of FormFactor. “We maintained our revenue growth while staying focused on reducing our cash consumption.”

The company extended its share repurchase program for another twelve months. Through Q3 of fiscal 2011, the company has purchased 1,145,283 shares at a total cost of $9.5 million. Under the current repurchase program, the company is authorized to purchase an additional $40.5 million of shares.

The company has posted its revenue breakdown by region and market segment on the Investors section of its website at www.formfactor.com. FormFactor will conduct a conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investors section of the company’s website at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available through October 29, 2011, 9:00 p.m. Pacific Daylight Time, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 13947545. Additionally, the replay will be available on the Investors section of our website, www.formfactor.com.

Non-GAAP Financial Measures:

This press release highlights the company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain charges that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company’s performance, core results and underlying trends. FormFactor’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

About FormFactor:

Founded in 1993, FormFactor, Inc. (Nasdaq: FORM) is a leader in advanced wafer probe cards, which are used by semiconductor manufacturers to electrically test integrated circuits, or ICs. The company’s wafer sort, burn-in and device performance testing products move IC testing upstream from post-packaging to the wafer level, enabling semiconductor manufacturers to lower their overall production costs, improve yields, and bring next-generation devices to market. FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

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FormFactor and the FormFactor logo are registered trademarks of FormFactor, Inc.  All other product, trademark, company or service names mentioned herein are the property of their respective owners.

Forward-looking Statements:

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated results, market conditions, expectations and operating plans. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: changes in the market environment, including the demand for DRAM, Flash memory and system on chip, or SoC, devices and certain other semiconductor devices; the rate at which semiconductor manufacturers adopt the company’s Matrix platform products, including its SmartMatrix product for DRAM devices, and its ATRE wafer test technology; and the company’s ability to bring its manufacturing structure and operating expenses in line with revenues. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the fiscal year ended December 25, 2010, as filed with the SEC, and subsequent SEC filings, including the company’s quarterly reports on Form 10-Q for the first and second quarters of its fiscal 2011. Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

FORM-F

FORMFACTOR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 24,	September 25,	September 24,	September 25,
	2011	2010	2011	2010

Revenues	$52,115	$47,347	$139,101	$144,653
Cost of revenues	40,141	54,541	113,168	150,244
Gross profit	11,974	(7,194)	25,933	(5,591)

Operating expenses:
Research and development	10,423	12,825	32,861	43,913
Selling, general and administrative	11,200	16,219	34,741	52,810
Restructuring charges, net	258	8,539	197	14,603
Impairment of long-lived assets	100	55,402	451	56,401
Total operating expenses	21,981	92,985	68,250	167,727
Operating loss	(10,007)	(100,179)	(42,317)	(173,318)

Interest income, net	335	623	1,128	2,120
Other income (expense), net	(75)	3,960	135	3,995
Loss before income taxes	(9,747)	(95,596)	(41,054)	(167,203)
Provision for (benefit from) income taxes	157	231	(2,048)	672
Net loss	$(9,904)	$(95,827)	$(39,006)	$(167,875)
Net loss per share:
Basic and Diluted	$(0.20)	$(1.90)	$(0.77)	$(3.35)
Weighted-average number of shares used in per share calculations:
Basic and Diluted	50,747	50,431	50,719	50,136

Reconciliation of Non-GAAP Net Loss:

	Three Months Ended		Nine Months Ended
	September 24,	September 25,	September 24,	September 25,
	2011	2010	2011	2010

GAAP Net loss	$(9,904)	$(95,827)	$(39,006)	$(167,875)
Stock-based compensation, net of related income-tax impact *	3,339	4,219	9,661	13,371
Restructuring charges, net of related income-tax impact *	258	8,539	197	14,603
Income tax valuation allowance release	—	—	(2,450)	—
Impairment of long-lived assets, net of related income-tax impact *	100	55,402	451	56,401
Non-GAAP net loss	$(6,207)	$(27,667)	$(31,147)	$(83,500)
Non-GAAP net loss per share:
Basic and Diluted	$(0.12)	$(0.55)	$(0.61)	$(1.67)
Weighted-average number of shares used in per share calculations:
Basic and Diluted	50,747	50,431	50,719	50,136

*  There was no related income tax impact to stock-based compensation, restructuring and impairment charges in fiscal 2011 and fiscal 2010 as a result of the valuation allowance recorded after the second quarter of fiscal 2009.

FORMFACTOR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

(Unaudited)

	September 24,	December 25,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$140,933	$121,207
Marketable securities	175,099	226,028
Restricted cash	—	383
Accounts receivable, net	29,142	28,598
Inventories	20,647	25,003
Deferred tax assets	304	329
Prepaid expenses and other current assets	11,250	14,743
Total current assets	377,375	416,291
Restricted cash	297	297
Property and equipment, net	34,872	37,311
Deferred tax assets	7,417	5,445
Other assets	3,987	6,710
Total assets	$423,948	$466,054

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,120	$14,948
Accrued liabilities	14,170	24,045
Income taxes payable	—	1,894
Deferred revenue	5,960	4,637
Total current liabilities	38,250	45,524
Long-term income taxes payable	4,155	4,248
Deferred rent and other liabilities	4,205	5,081
Total liabilities	46,610	54,853
Stockholders’ equity:
Common stock and capital in excess of par value	655,501	651,315
Accumulated other comprehensive income	2,983	2,027
Accumulated deficit	(281,146)	(242,141)
Total stockholders’ equity	377,338	411,201
Total liabilities and stockholders’ equity	$423,948	$466,054